Exhibit 10.53

FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is executed as of July 1, 2010, by and between 300 LASALLE LLC, a Delaware limited liability company (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale and Purchase dated as of June 10, 2010 for the sale of certain real property commonly known as 300 North LaSalle and located in Chicago, Illinois (the “Agreement”); and

WHEREAS, Seller and Purchaser now desire to modify certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.    Defined Terms.  All capitalized terms used herein and not defined shall have the meaning set forth in the Agreement.

2.    Expiration of Inspection Period.  Section 5.1(a) of the Agreement is hereby amended to provide that the Inspection Period shall expire at 3:00 p.m. Central Time on July 2, 2010 (in lieu of 5:00 p.m. Central Time on the date which is twenty-one (21) days following the Effective Date).

3.    Failure to Timely Pay Additional Deposit.  The fifth (5th) sentence of Section 4.1 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

“If Purchaser has not timely terminated this Agreement pursuant to Section 5.1(a) on or before 3:00 p.m. Central Time on July 2, 2010 and Purchaser fails to timely deposit the Additional Deposit in accordance with this Section 4.1, notwithstanding anything to the contrary contained in this Agreement, the Initial Deposit and the Independent Consideration shall be immediately paid to Seller, this Agreement shall automatically terminate and all further rights and obligations of the parties under this Agreement shall terminate (except for the Termination Surviving Obligations).”

4.    Counterparts.  This Amendment may be executed in multiple counterparts, each of which, when assembled to include an original or faxed signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed agreement. All such fully executed original or faxed counterparts will collectively constitute a single agreement.

5.    Full Force and Effect.  Except as modified hereby, the Agreement shall remain in full effect and this Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns. If any inconsistency exists or arises between the terms of this

Amendment and the terms of the Agreement, this Amendment shall prevail. All references in the Agreement to “this Agreement” shall hereafter refer to the Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]

Executed on the day and year set forth above.

SELLER:

300 LASALLE LLC,

a Delaware limited liability company

By:	300 LaSalle Holdings LLC,

 a Delaware limited liability company,

 its sole member

By:	Hines 300 LaSalle Associates LP,

 a Texas limited partnership,

 its managing member

By:	Hines 300 LaSalle GP LLC,
a Delaware limited liability company, its general partner

By:	Hines Interests Limited Partnership,
a Delaware limited partnership, its sole member

By:	Hines Holdings, Inc.,
a Texas corporation, its general partner

By:	/s/ C. Kevin Shannahan
C. Kevin Shannahan Executive Vice President

PURCHASER: KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

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